Exhibit 10.27

PROPERTY TRANSFER AGREEMENT

This Agreement is entered in Wuqing Tianjin on the day of December 25, 2008.

PARTY A (TRANSFERRER): TIANJIN TIANSHI BIOLOGICAL DEVELOPMENT CO., LTD.

PARTY B (TRANSFEREE): TIANJIN TIANSHI GROUP CO., LTD.

In the principle of fairness and mutual benefits, Party A and Party B reach the provisions set forth below after negotiation regarding transfer of the properties from Party A to Party B:

Article 1  Information of the properties

The properties transferred hereby are located at No. 6 Yuanquan Road, Wuqing Development Area, Tianjin Hi-Tech Industry Park, China. The overall building size is approximately 9974.31 square meters. The details of the properties are showed in Exhibit 1.

Exhibit 1. Property transfer list

Order	Properties	Construction Size(M2)	Property Title Certificate	Lawful Purpose
1	Workshop 1	863.25	Wu Qing Zi No.220050330	Industrial
2	Workshop 2	3848.82	Wu Qing Zi No.220050330	Industrial
3	Workshop 4	1909.44	Wu Qing Zi No.220048143	Industrial
4	Dinning Hall	3352.80	Wu Qing Zi No.220048143	Industrial

Article 2  The Scope of the properties and consideration

2.1 Both of the two parties agree that Party A transfers the above listed properties to Party B.

2.2 The transfer fee of the properties is Renminbi 32,800,000.00 Yuan.

Article 3  Payment

The transfer agreement is signed by both parties, and Party B shall payoff all property transfer fees lay-away after this agreement is entered. The amount of each batch of payment should be settled by negotiation.

Article 4  Representations and Warranties

Party A represents and warrants that it has the complete rights over the subject constructions and land use right. The property transfer herein will not breach any contract to a third party, or violate a third party’s rights, or result in any liability of Party B to a third party. Party A agrees to settle any dispute or claim hereby if any and indemnifies Party B any losses due to such claims.

The damage risk relating to the subject constructions will transfer along with their delivery. Party A agrees to bear the damage risk prior to the delivery and Party B agrees to bear the damage risk as of the delivery.

Article 5   Force majeure

5.1 Performance exemption. Neither party is entitled to claim its losses in the case that either party is unable to perform this agreement in part or in the whole, or the performance is unnecessary due to the force majeure.

5.2 Force majeure means accidents that are unpredictable and unavoidable, including but not limited to: earthquake, typhoon, flood, fire, embargo, sturt or war, but not including the requesting party’s financial difficulty or construction removal or requisition by the government.

5.3 The effected party shall promptly notify the other party within seven days or as early as possible through an effective communication way as of the day when an accident happens.

5.4 Accidents that happen after delay of performance can not exempt the liability of the breaching party.

Article 6  Termination

In the case that one party fails to perform the agreement even after the other party’s written notice, the abiding party has right to terminate the agreement and is exempted from any liabilities hereby. The breaching party shall indemnify the abiding party’s losses, if any.

Article 7   Controversy jurisdiction

Any dispute arising from or in connection with the agreement shall be settled through good faith negotiation between the parties. In the event of no settlement is concluded, parties are entitled to lodge a complaint to the court where the fixed assets locate.

Article 8  This agreement is effective as of the signing of the statutory/authorized representatives and sealing of both parties.

Article 9 Any supplemental agreement by and between both parties is an undivided part of this agreement and has the same legal effect.

Article 10  This agreement executes in four copies. Each party holds two.

Party A: Tianjin Tianshi Biological Development Co., Ltd

By:  /s/ Yiqun Wu
Name:  Yiqun Wu
Title:  Legal Representative

Party B: Tianjin Tianshi Group Co., Ltd

By:  /s/ Jinyuan Li
Name:  Jinyuan Li
Title:  Legal Representative